UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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TRIPLE-S MANAGEMENT CORPORATION
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Triple-S Management Corporation 1441 F.D. Roosevelt Ave. San Juan, PR 00920 www.triplesmanagement.com

FOR FURTHER INFORMATION:

AT THE COMPANY: Juan José Román-Jiménez EVP and Chief Financial Officer (787) 749-4949	INVESTOR RELATIONS: Mr. Garrett Edson ICR (787) 792-6488
Triple-S Management Corporation’s Annual Meeting of Shareholders to be Virtual-Only
SAN JUAN, Puerto Rico – April 8, 2020 – Triple-S Management Corporation (NYSE: GTS) today announced that due to the ongoing COVID-19 situation and to protect the health and well-being of attendees and accommodate restrictions in place during the pandemic, the Company has changed the format of its annual meeting of shareholders from in-person to a virtual-only format. Shareholders will not be able to physically attend the annual meeting of shareholders. The previously announced date and time of the meeting remain the same.
Virtual meeting date:	Friday, April 24, 2020
Virtual meeting time:	9:00 a.m. Atlantic / Eastern Time
Virtual meeting link:	www.virtualshareholdermeeting.com/GTS2020
Shareholders of record of the Company at the close of business on February 26, 2020 are entitled to vote their shares in the annual meeting of shareholders. To be admitted to the annual meeting and vote at www.virtualshareholdermeeting.com/GTS2020, shareholders must enter the control number found on the shareholder’s previously received proxy card, voting instruction form or notice. Information regarding the annual meeting of shareholders is included with the proxy materials that were issued on March 12, 2020.
Whether or not shareholders plan to attend the virtual annual meeting of shareholders, the Company strongly encourages them to vote in advance and submit their proxy card either via the Internet, telephone, or by signing, dating and returning the completed proxy card in accordance with the instructions in the formal notice or the proxy card. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the annual meeting of shareholders.
About Triple-S Management Corporation
Triple-S Management Corporation is an independent licensee of the Blue Cross Blue Shield Association. It is one of the leading players in the managed care industry in Puerto Rico. Triple-S Management has the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico, the U.S. Virgin Islands, and Costa Rica. With 60 years of experience in the industry, Triple-S Management offers a broad portfolio of managed care and related products in the Commercial, Medicare Advantage, and Medicaid markets under the Blue Cross Blue Shield marks. It also provides non-Blue Cross Blue Shield branded life and property and casualty insurance in Puerto Rico. For more information about Triple-S Management, visit www.triplesmanagement.com or contact investorrelations@ssspr.com.